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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 22, 2005


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                       0-19724               33-0311631
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 (State or other jurisdiction of         (Commission           (IRS Employer
  incorporation or organization)         File Number)        Identification No.)



    10655 Sorrento Valley Road, San Diego, California               92121
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         (Address of principal executive offices)                 (Zip Code)



    Registrant's telephone number, including area code:  (858) 558-6064
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 1.01.  Entry into a Material Definitive Agreement.

                  On April 22, 2005, at a meeting of the Board of Directors, the Board of Directors resolved that Mr. William N. Plamondon III, the Registrant's recently appointed Chief Executive Officer, would receive a warrant entitling him to purchase an aggregate of 2,000,000 shares of the Registrant's common stock at an exercise price equal to the market price of the Registrant's common stock at the close of the market on the date of the grant, $0.67 per share. The warrants are immediately exercisable and expire three years after the date of the grant.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


         At the same meeting as described in Item 1.01 to this Current Report on Form 8-K, the Board of Directors of the Registrant elected James B. McCarthy to the Registrant's Board. Mr. McCarthy was appointed at the same meeting to serve as a member of the Stock Option and Compensation Committee of Board of Directors.

         On April 25, 2005, the Registrant issued a press release announcing the election. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.

                  99.1 Press Release of Protein Polymer Technologies, Inc. dated April 25, 2005


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PROTEIN POLYMER TECHNOLOGIES, INC.,
                                     a Delaware corporation


Date: April 28, 2005                 By: /s/ J. Thomas Parmeter
                                         ---------------------------------------
                                          J. Thomas Parmeter
                                          Chairman of the Board


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                                  EXHIBIT INDEX

Exhibit No.                Description
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99.1                         Press Release of Protein Polymer Technologies, Inc.
                             dated April 25, 2005